UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2011

HARRY & DAVID HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-127173	20-8884389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 South Pacific Highway, Medford, OR	97501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (541) 864-2362

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 423 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on March 28, 2011, Harry & David Holdings, Inc. (the “Company”) and its subsidiaries Harry and David, Harry & David Operations, Inc. and Bear Creek Orchards, Inc. (together with the Company, the “Debtors”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors will continue to operate their businesses and manage their properties as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On May 9, 2011, in connection with a global settlement reached with the Official Committee of Unsecured Creditors of the Debtors appointed by the U.S. Trustee in the chapter 11 cases, the Debtors have entered into (a) an amendment (the “Support Agreement Amendment”) to the Support Agreement, dated March 27, 2011, as amended (the “Support Agreement”), among the Company and holders of an aggregate of approximately $160 million in principal amount of the outstanding Senior Floating Rate Notes due 2012 and/or 9.0% Senior Notes due 2013 of Harry and David (together, the “Notes,” and the beneficial holders of such Notes, the “Noteholders”), which agreement sets forth the terms and conditions of a restructuring of the Debtors’ pre-petition obligations that would be consummated through a chapter 11 plan of reorganization (the “Plan”), and (b) an amendment (the “Backstop Agreement Amendment”) to the Backstop Stock Purchase Agreement, dated as of March 27, 2011, as amended (the “Backstop Agreement”), among the Debtors and certain holders of the Notes that provides for the purchase by such holders of shares of new common stock of the reorganized Company not purchased pursuant to the exercise of subscription rights to be offered to certain Noteholders as contemplated by the Plan.

The Support Agreement, as amended, among other things, provides for an amended Plan Term Sheet attached to the Support Agreement that sets forth the terms and conditions of the Plan. Among other things, the Plan Term Sheet, as amended, states that the Plan will provide the following recoveries:

•

Each Noteholder would be entitled to receive (a) its pro rata share of approximately 12.8% of the shares of new common stock of the reorganized Company outstanding as of the effective date of the Plan (which amount is subject to adjustment downward in the event shares of new common stock of the reorganized Company are issued pursuant to clause (b)(ii) below) plus (b) (i), if such holder certifies to the Company that it is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act of 1933, subscription rights to acquire additional shares as described below or (ii) if such holder certifies to the Company that it is not an accredited investor, cash or shares of new common stock of the reorganized Company in an amount (the “Non-Accredited Investor Distribution”) equal to the difference between (x) the value of the distribution received pursuant to (a) above (based on the valuation under the Plan) and

(y) 10% of the total amount of such Noteholder’s allowed claim on account of the Notes. Any Noteholder that fails to timely submit its certification would not be entitled to receive the Non-Accredited Investor Distribution.

•

Each holder of an allowed general unsecured claim (other than claims on account of the Notes and claims of the Pension Benefit Guaranty Corporation (“PBGC”) on account of the Company’s qualified pension plan) against the Debtors (collectively, “Unsecured Creditors”) would be entitled to receive cash in an amount equal to 10% of the amount of such Unsecured Creditor’s allowed general unsecured claim payable on such dates, in such installments and upon such terms as is set forth in the Plan Term Sheet.

•

The reorganized Company would offer to issue up to approximately 76.7% of the shares of its new common stock outstanding as of the effective date of the Plan pursuant to the exercise of subscription rights granted to each Noteholder that certifies to the Company that it is an “accredited investor”, and would raise $55.0 million through the exercise of subscription rights or pursuant to the backstop commitment provided by the Noteholders who are party to the Backstop Agreement.

In addition, the Plan Term Sheet requires that (a) the Company file a motion seeking a determination from the Bankruptcy Court that the Company’s qualified pension plan meets the requirements of the distress termination reorganization test under section 4041(c) of the Employee Retirement Income Security Act of 1974, (b) the Bankruptcy Court approve the motion no later than the time the order confirming the Plan is entered and (c) the treatment of all claims held by the PBGC under the Plan be satisfactory to the Company and Noteholders that hold at least 65% of the aggregate outstanding principal amount of Notes held by all Noteholders party to the Support Agreement.

The foregoing description of the Plan Term Sheet is qualified in its entirety by reference to the full text of that document, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Backstop Agreement Amendment amends the Backstop Agreement to, among other things, give effect to the amendments to the Plan Term Sheet.

The Official Committee of Unsecured Creditors has committed to support the Plan and has agreed to withdraw its objections to certain motions filed by the Debtors with the Bankruptcy Court. A copy of a term sheet setting forth certain terms of the settlement with the Official Committee of Unsecured Creditors is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company announced that, based on its preliminary estimates, it currently expects the total amount of general unsecured claims (other than claims of Noteholders on account of the Notes and claims of the Pension Benefit Guaranty Corporation on account of the Company’s pension plan) against the Debtors to be between approximately $25 million and $45 million. The bar date by which creditors must file proofs of claim in the Debtors’ chapter 11 cases has not yet passed, however, and this estimated range of claim amounts may be materially different from actual claim amounts. The Company and its affiliates and representatives undertake no obligation to publicly update this information to reflect circumstances existing after the date hereof or to reflect the occurrence of subsequent or future events, even in the event that its estimate is shown to be incorrect.

*  *  *  *

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause the Company’s business and results of operations to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements can be identified by the use of words such as “will,” “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” “continue,” or the negative of such terms, or other comparable terminology.

Risk factors that may affect the Company’s results include, but are not limited to, those described under the heading “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and under the heading “Item 1A. Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q, as well as the following: the ability of the Company to continue as a going concern; the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the chapter 11 cases; the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the chapter 11 cases; the effects of the bankruptcy filing on the Company and the interests of various creditors, equity holders and other constituents; Bankruptcy Court rulings in the chapter 11 cases and the outcome of the cases in general; the length of time the Company may operate under the chapter 11 cases; risks associated with third-party motions in the chapter 11 cases, which may interfere with the Company’s ability to develop and consummate one or more plans of reorganization once such plans are developed; the potential adverse effects of the chapter 11 proceedings on the Company’s liquidity or results of operations; the ability to execute the Company’s business and restructuring plan; increased legal costs related to the bankruptcy filing and other litigation; and the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with customers, suppliers and service providers and to retain key executives, managers and employees.

Any forward-looking statement made by the Company in this Current Report on Form 8-K speaks only as of the date on which such forward-looking statement was made. New risks and uncertainties arise from time to time, and the Company cannot predict these events or how they may affect the Company’s business, financial condition or operations. The Company undertakes no obligation to update or revise the forward-looking statements in this Current Report on Form 8-K after the date hereof, except as may be required by law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Amended and Restated Plan Term Sheet

10.2	Settlement Term Sheet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRY & DAVID HOLDINGS, INC.

By:	/s/ Edward F. Dunlap
Name:	Edward F. Dunlap
Title:	Chief Financial Officer

Date: May 9, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Plan Term Sheet

10.2	Settlement Term Sheet